Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-178884, 333-178885, 333-178886, 333-178888, 333-178889, and 333-185333 on Form S-3 of our report on the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries (the “Company”) dated March 22, 2013, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York

March 22, 2013